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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: January 31, 2006
                        (Date of earliest event reported)

                         ENTERTAINMENT PROPERTIES TRUST
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             (Exact name of registrant as specified in its charter)

          Maryland                      1-13561                  43-1790877
 (State or other jurisdiction         (Commission              (IRS Employer
       of incorporation)              File Number)          Identification No.)

          30 West Pershing Road, Suite 201, Kansas City, Missouri 64108
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (816) 472-1700

                                 Not Applicable
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     On January 31, 2006, we amended and restated our existing revolving credit facility by entering into a new $200,000,000 revolving credit facility with KeyBank National Association as Agent and Lender and other lenders that are parties to the facility. The Key Bank credit facility is unsecured and bears interest at LIBOR plus 1.30% to 1.75% or the Applicable Base Rate plus 0.00% to 0.20%. The credit facility matures on January 31, 2009 and may be extended for an additional year at our option. We may obtain advances under the credit facility at the rate of 65% of the value of properties in the Borrowing Base, as defined in the credit agreement, subject to maintenance of certain financial covenants.

     A copy of the credit agreement will be filed by amendment as an Exhibit to this report.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          ENTERTAINMENT PROPERTIES TRUST

      Dated:  February 1, 2006            By:   /s/ Fred L. Kennon
                                             -----------------------------------
                                             Fred L. Kennon
                                             Vice President, Treasurer and Chief
                                             Financial Officer